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                                 EXHIBIT 10.9                           APERTUS


                          - C O N F I D E N T I A L -



MEMORANDUM
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TO:    Lizabeth Converse Wilson
---    ------------------------

FROM:  Robert Gordon

SUBJ:  Resignation

DATE:  March 3, 1997



This memo confirms receipt and acceptance of your resignation from Apertus on January 10, 1997. In consideration of your many years of service with the Company, hard work and dedication, the Company agrees to pay you the following transition pay in exchange for your assistance in making this a successful transition.

TRANSITION PAY
--------------
     Apertus will pay you one month of base salary as transition pay regardless of your continued service. Additionally, if you continue to provide services to the Company on a full time basis after February 7, 1997, for each week of full time service thereafter, you shall receive an additional week of base salary as transition pay. The transition consideration will be paid within seven days following your last day of employment. This transition pay will be available up to May 30, 1997. Either party may terminate this transition pay arrangement upon two weeks written notice.

COMMISSION PLAN ADJUSTMENT
--------------------------
     In further consideration for your transition assistance, Apertus will adjust commissions paid to you as follows:
     1. Q2 New Product Bonus:
        The threshold for payment of a new product bonus will be lowered from $2.5M to $2.2M. Based on $2,255,200 in Q2 new product revenue, an additional commission payment of $5,638.00 ($2,255,200 x .25%) will be paid.
     2. Bell South Deal:
        The Bell South deal will be reclassified from license to maintenance revenue. This reclassification will result in an additional $2,730.91 of commission to be paid to you.
     3. These commission adjustments will be paid within seven (7) days following your last day of employment.

STOCK OPTIONS
-------------
     The Board of Directors has approved a six month extension of time in which you may exercise your currently vested stock options. Such six month period will commence upon your final day of employment.

EMPLOYEE BENEFITS
-----------------
     All other employee benefit plans in which you are a participant will terminate according to such plans upon your last day of employment.


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NON-DISCLOSURE
--------------
     You agree that you will not use, publish, or otherwise disclose after your termination, any unpublished or proprietary or confidential information or secrets relating to the corporation or its business, products or services. You also will not publish, or otherwise disclose proprietary or confidential information to others of which you have access or obtained in the course of your employment with Apertus.

     Upon the effective date of your termination, you agree to return to Apertus any records in any form which relate to the above-described confidential information. Nothing contained in this paragraph is intended to prohibit you from emerging in other business activities, provided, however, that you do not violate the provisions of your non-disclosure and confidentiality to Apertus as provided in this paragraph.

NON-RECRUITMENT
---------------
     In consideration of Apertus' obligation to you under this Agreement, you agree that for a period of one year following the effective date of your termination of employment with Apertus, you will not recruit or solicit any key Apertus employee(s) as determined solely at the discretion of Robert D. Gordon or his specifically designated representative, for employment with any business enterprise in which you may be engaged.

CONFIDENTIALITY
---------------
     Both you and Apertus agree that this Agreement will remain confidential as between you and will not be disclosed except to your spouse, financial advisor and legal counsel, or, as may be required by law or by any legal proceeding, to enforce your rights hereunder. Should you violate the provisions of this confidentiality paragraph, Apertus expressly reserves the right to cancel this Agreement in its entirety.

RELEASE
-------
     In consideration of Apertus' obligations hereunder, you hereby fully and completely release and waive any and all claims, complaints, causes of action or demands of whatever kind which you have or may have against Apertus and all its predecessors, successors, assigns, subsidiaries, officers, employees and agents arising out of any action, conduct, decisions, behavior or events occurring to the date of your signature of this Agreement, except as is set forth below, including, but not limited to, the terms, conditions and circumstances of your employment and the termination of your employment with Apertus. This Release extends to, but is not limited to, all claims, whether based on statutory or common law claims for age, disability, or other forms of employment discrimination, defamation, assault, battery, negligent or intentional infliction of emotional distress, breach of contract, promissory estoppel, fraud, wrongful discharge, impairment of economic opportunity, or any other theory, whether legal or equitable.

     Specifically, this Release relates to claims arising under or based upon the Minnesota Human Rights Act, Minn. Stat. 363.01 et seq; Title VII of the Civil Rights Act, 42 U.S. C.2000e et seq; and the Age Discrimination in Employment Act, 29 U.S. C.621 et seq; Apertus agrees that, by signing this Agreement you do not waive any claims arising after the execution of this Agreement. Nothing in the aforementioned waives your rights to any claims or complaints for events that occur after the date of your signature of this agreement, including but not limited to, defamation, slander or liable.

     You also acknowledge and agree that you have a right to rescind this Agreement as far as it extends to potential claims under Minn. Stat. 363.01 et seq by written notice to Apertus within fifteen (15) calendar days following your execution of this Agreement. To be effective, such written notice must either be delivered by hand or sent by certified mail, return receipt requested, addressed to: Apertus Technologies Incorporated, 7275 Flying Cloud Drive, Eden Prairie, Minnesota 55344, delivered or postmarked within such fifteen (15) day period. You understand that Apertus will have no obligations under this Agreement in the event such notice is timely delivered and any payments made as of that date by Apertus to you pursuant to this Agreement shall be immediately repaid by you.
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     You also acknowledge that you have the right to revoke this Agreement as far as it extends to potential claims under the Age Discrimination in Employment Act, 29 U.S.C. 621 et seq by informing Apertus of your intent to revoke this Agreement within seven (7) calendar days following your execution of this Agreement. This Agreement shall not become effective or enforceable until the seven (7) day period has expired.

     The terms of this Agreement shall be open for acceptance by you for a period of twenty-one (21) days during which time you may consider whether to accept this Agreement.

SUCCESSORS AND ASSIGNS
----------------------
     This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Apertus, whether by way of merger, consolidation, operation of law, assignment, purchase or other acquisition. This Agreement shall not be assignable by you, except with the express written consent of Apertus, which consent shall not be unreasonably withheld.

GOVERNING LAW
-------------
     This Agreement shall be governed and construed in accordance with the laws of the State of Minnesota.

ENTIRE AGREEMENT
----------------
     No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both you and Apertus, and supersedes all prior discussion, representation, and negotiations with respect to the matters herein relating to your termination.

By your signature below, you acknowledge that you fully understand and accept the terms of this Agreement and Release, and agree that your signature is freely, voluntarily and knowingly given. You further acknowledge that you have been provided a fully opportunity to review and knowingly given. You further acknowledge that you have been provided a fully opportunity to review and reflect on the terms of this Agreement and Release and have had the opportunity to obtain the advice of legal counsel of your choice with respect to the meaning and effect of the terms herein. You further understand that you have a right to rescind this Agreement and Release within fifteen (15) calendar days after the date of your signature below, subject to proper notice to Apertus as described above. If this Agreement accords with your understanding of our agreement, please sign both copies and return one to me.



APERTUS TECHNOLOGIES INCORPORATED


------------------------------
Robert D. Gordon
Chairman, CEO & President



AGREED TO AND ACCEPTED BY:


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Lizabeth Converse Wilson


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Date